SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2009
ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50646 (Commission File Number)	61-1430858 (IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA (Address of Principal Executive Offices)	94545 (Zip Code)
Registrant’s telephone number, including area code: (510) 576-4400
n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 4, 2009, Ultra Clean Technology Systems and Services, Inc. and UCT Sieger Engineering LLC (the “Borrowers”), each a wholly-owned subsidiary of Ultra Clean Holdings, Inc. (the “Company”), entered into a Sixth Amendment to the Loan and Security Agreement and Amendment to Guaranty (the “Loan Amendment”) with Silicon Valley Bank (the “Lender”) to amend the Loan and Security Agreement dated as of June 29, 2006 between the Borrowers and the Lenders (the “Loan Agreement”) and to amend the Unconditional Guaranty by the Company in favor of the Lender in connection with the Loan Agreement.
The Loan Amendment extends the maturity on the credit facilities to January 29, 2012, while reducing the revolving line of credit to $20 million from $25 million (subject to the borrowing base maximum), based on the Borrowers’ request, and a new term loan of $3 million. The interest on outstanding loans under the revolving line of credit and the term loan is amended to a rate per annum of prime rate plus 0.25% subject to a prime rate floor of 4.00%. The Borrowers are required to pay an unused line fee of 0.40% per annum payable monthly in arrears on the unused portion of the revolving line.
The Loan Amendment amends the financial covenants to include a maintenance of a minimum monthly tangible net worth and a minimum monthly liquidity coverage ratio, each as defined and further described in the Loan Amendment.
The foregoing description is qualified in its entirety by reference to the Loan Agreement, as amended, attached hereto as Exhibits 10.1.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On February 4, 2009, the Audit Committee of the Board of Directors of the Company in consultation with management concluded that the previously issued Condensed Consolidated Balance Sheet as of September 26, 2008 presented in the quarterly report on Form 10-Q for the periods ended September 26, 2008 incorrectly presented a certain debt obligation in the amount of $15 million as a long term debt obligation instead of a current debt obligation. The $15 million debt obligation was due to expire on June 29, 2009 and this outstanding loan under the Loan Agreement discussed above has now been extended to expire on January 29, 2012. As such, the Audit Committee and management concluded that the Condensed Consolidated Financial Statements for the quarterly period ended September 26, 2008 should no longer be relied upon. The Company intends to file an amended quarterly report on Form 10-Q/A for the period ended September 26, 2008 today.
The error only impacted the Condensed Consolidated Balance Sheet as of September 26, 2008 and has no impact on any other financial statements for the quarterly period ended September 26, 2008, or any other period.
Management and the Audit Committee have discussed the matters disclosed pursuant to this Item 4.02(a) filing with the Company’s independent registered accounting firm.
Management, in consultation with the Audit Committee, has concluded that this error constitutes a material weakness in the Company’s internal controls over financial reporting as defined by the Public Company Accounting Oversight Board.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
10.1:	Loan and Security Agreement, dated June 29, 2006 among the Lender and the Borrowers, as amended through February 4, 2009
99.1:	Press Release issued by Ultra Clean Holdings, Inc. dated February 5, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: February 5, 2009	By:	/s/ Jack Sexton

		Name:	Jack Sexton
		Title:	Vice President and Chief Financial Officer